UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

AG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2024 (the “Closing Date”), AG Twin Brook Capital Income Fund, a Delaware statutory trust (the “Company”), completed an approximately $445.0 million term debt securitization (the “CLO Transaction”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements. The secured notes issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by Twin Brook CLO 2024-1 LLC (the “Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by (A) the issuance of the following classes of notes pursuant to an indenture (the “CLO Indenture”), between the Issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”): (i) $161.0 million of AAA(sf) Class A Senior Secured Floating Rate Notes due 2036, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 1.90% (the “Class A Notes”), (ii) $45.0 million of AA(sf) Class B Senior Secured Floating Rate Notes due 2036, which bear interest at three-month SOFR plus 2.30% (the “Class B Notes”), (iii) $36.0 million of A(sf) Class C Secured Deferrable Floating Rate Notes due 2036, which bear interest at three-month SOFR plus 2.95% (the “Class C Notes”), and (iv) $27.0 million of BBB(sf) Class D Secured Deferrable Floating Rate Notes due 2036, which bear interest at three-month SOFR plus 4.95% (the “Class D Notes” and together with the Class A Notes, Class B Notes, and Class C Notes, the “Notes”) and (B) the borrowing by the Issuer of $100.0 million under floating rate loans (the “Class A-L Loans” and together with the Notes, the “Secured Debt”), which bear interest at three-month SOFR plus 1.90%, under a credit agreement (the “Credit Agreement”), dated as of the Closing Date, by and among the Issuer, as borrower, various financial institutions, as lenders, and Computershare Trust Company, N.A., as loan agent. The Secured Debt is secured by the middle market loans, participation interests in middle market loans and other assets of the Issuer. The Class A-L Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the Credit Agreement and the Indenture. The Secured Debt is scheduled to mature on July 20, 2036; however, after July 20, 2026, the Secured Debt may be redeemed or repaid, as the case may be, by the Issuer, at the direction of AGTB Fund Manager, LLC, the Company’s adviser (the “Collateral Manager”).

The Notes were privately placed by Morgan Stanley & Co. LLC, as initial purchaser, and KeyBanc Capital Markets Inc., as co-manager.

Concurrently with the issuance of the Notes and the borrowing under the Class A-L Loans, the Issuer issued approximately $76.0 million of limited liability company interests (the “Interests”) in the Issuer. The Interests were issued by the Issuer as part of its issued capital and are not secured by the collateral securing the Secured Debt. Twin Brook Capital Funding XXXIII, LLC, a wholly-owned subsidiary of the Company (the “Retention Holder”) acquired all of the Interests. The Retention Holder acts as a retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union/United Kingdom regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the membership interests in the Issuer.

As part of the CLO Transaction, the Retention Holder entered into a loan sale agreement (the “Loan Sale Agreement”) with the Issuer dated as of the Closing Date, which provided for the sale and transfer of certain middle market loans from the Retention Holder to the Issuer on the Closing Date for the purchase price and other consideration set forth in the Loan Sale Agreement and for future sales from the Retention Holder to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Secured Debt. The Issuer intends to, among other things, use the proceeds from the CLO Transaction to acquire the loans pursuant to the Loan Sale Agreement. The Retention Holder made customary representations, warranties, and covenants to the Issuer under the Loan Sale Agreement.

The Secured Debt is the secured obligation of the Issuer and the Indenture and the Credit Agreement include customary covenants and events of default. The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Collateral Manager serves as collateral manager to the Issuer under a collateral management agreement entered into on the Closing Date (the “Collateral Management Agreement”). The Collateral Manager is entitled to receive fees for providing these services; however, the Collateral Manager has waived its right to receive such fees but may rescind such waiver at any time.

The foregoing description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, including the Purchase and Placement Agency Agreement, the Indenture, the Credit Agreement, the Collateral Management Agreement and the Loan Sale Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1
Purchase and Placement Agency Agreement, dated as of May 30, 2024, by and among Twin Brook CLO 2024-1 LLC, Twin Brook Capital Funding XXXIII, LLC, Morgan Stanley & Co. LLC and KeyBanc Capital Markets Inc.

10.2	Indenture, dated as of May 30, 2024, by and between Twin Brook CLO 2024-1 LLC, as Issuer and Computershare Trust Company, N.A., as Trustee
10.3
Credit Agreement, dated May 30, 2024, by and between Twin Brook CLO 2024-1 LLC, as Borrower, Various Financial Institutions and Other Persons, as Lenders, Computershare Trust Company, N.A., as Loan Agent, and Computershare Trust Company, N.A., as Collateral Trustee

10.4	Collateral Management Agreement, dated May 30, 2024, by and between Twin Brook CLO 2024-1 LLC and AGTB Fund Manager, LLC
10.5	Loan Sale Agreement, dated as of May 30, 2024, by and between Twin Brook Capital Funding XXXIII, LLC, as the Seller, and Twin Brook CLO 2024-1 LLC, as the Issuer
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook Capital Income Fund

Dated: June 5, 2024	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer